Exhibit 99.02

                                Southern Company
                              Financial Highlights
               (In Millions of Dollars Except Earnings Per Share)

                                                      3 Months Ended March
                                                  ----------------------------
                                                    2004               2003
                                                    ----               ----
                                                  (Notes)            (Notes)

Consolidated Earnings-

(See Notes)
Retail Business                                   $  243            $  230
Competitive Generation                                56                55
                                                  ------            ------
Total                                                299               285
Synthetic Fuels                                       21                 9
Leasing Business                                       7                 7
Parent Company and Other                               4                (3)
                                                  ------            ------
Net Income                                        $  331            $  298
                                                  ======            ======

Basic Earnings Per Share-(Notes)                  $ 0.45            $ 0.41


Operating Revenues                                $2,755            $2,548
Average Shares Outstanding (in millions)             737               719
End of Period Shares Outstanding (in millions)       737               721




Notes

- As a result of using rounded numbers, the EPS for significant factors may not directly correspond to the variance in millions of dollars shown above.
- Diluted earnings per share are not more than 1 cent for any period reported above and are not material.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to review and adjustments and certain classifications may be different from final results published in the Form 10-Q.